Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference, in the Registration Statement on Form S-8 of SLS International, Inc., of our report dated March 3, 2005 relating to the consolidated financial statements of SLS International, Inc., as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003 included in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 28, 2005.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC

Certified Public Accountants

Kansas City, Missouri

November 18, 2005